EXHIBIT 11


                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED MARCH 31,
                                                              2005                    2004
                                                              ----                    ----

       Basic earnings:

       Net loss                                         $      (643,374)        $       (148,280)
                                                        ================        =================

       Shares:
       Weighted common shares outstanding
                                                             30,565,256               30,509,700
                                                        ===============         ================

       Basic and diluted loss per share
                                                        $         (0.02         $          (0.01)
                                                        ===============         ================